UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Lucent Technologies Inc.

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The following material was used by company employees and other advisors following the public announcement of the entry into a merger agreement by Lucent Technologies Inc. and Alcatel:

Creating the Global Leader in Communications Solutions April 5-7, 2006 Alcatel - Lucent Merger Roadshow

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION This presentation contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These for-ward-looking statements are not guarantees of future performance and involve certain risks, un-certainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long- term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this presentation, whether as a result of new information, future events, developments, changes in assumptions or otherwise. Forward-Looking Statement Disclosure

Creating First True Global Communications Solutions Provider

Key Take Aways: Enhancing Shareholder Value Strategic Fit Right Time, Right Solutions, Right Companies Compelling Strategic Rationale: Creating First True Global Communications Solutions Provider Deep customer relationships with every major service provider Industry leading R&D platforms Unparalleled ability to offer integrated end-to-end solutions Leader in converged networks Common Vision and Innovation Culture Enable Successful Execution Achieving Significant Synergies and Enhancing Financial Position Approx. €1.4 / $1.7 billion in annual pre-tax cost synergies within 3 years, with a substantial majority expected to be achieved in the first 2 years post closing NPV of cost synergies approximately €10 / $12 billion Combined CY05 revenues of €21 / $25 billion, cash of €9 / $11 billion EPS accretive in the first year post closing with synergies, excluding restructuring charges and amortization of intangible assets

Combined market capitalization of approximately €30 / $36 billion Stock-for-stock merger structured as a tax-free exchange of Alcatel ADS* for Lucent shares Fixed exchange ratio of 0.1952 Approximately 60% owned by Alcatel Shareowners Approximately 40% owned by Lucent Shareowners Listed on the Euronext and the NYSE Expected closing: 6 -12 months, subject to regulatory, governmental and shareowners approvals Transaction Overview * American Depositary Share

New company incorporated in France with executive offices in Paris New company name to be determined at a later date North American operating headquarters and global Bell Labs headquarters in New Jersey, U.S.A. Leadership Non-Executive Chairman: Serge Tchuruk CEO: Patricia Russo International Board composition: 14 6 of Alcatel's current directors (including Serge Tchuruk) 6 of Lucent's current directors (including Patricia Russo) 2 new independent European directors to be mutually agreed upon Leveraging the Best of Both Companies Creating a Global Company Based in Paris

Compelling Strategic Rationale

Creating First True Global Communications Solutions Provider Leader in Converged Networks & Services* # 1worldwide in wireline* # 2 worldwide in services* Combined CY05 revenues of €21 / $25 billion Presence in all major carriers A leader in IPTV, NGN / IMS & 3G Spread Spectrum (CDMA & UMTS) Unique position in services & integration More diverse geographic mix * Share based on 4Q 2005 * Sources: Dell'Oro, Synergy, In-Stat, Dittberner, Telecom Services # 2 worldwide in mobility*

North America 66 Europe 13 Asia 14 MEA 1 CALA 6 North America 33 Western Europe 36 Asia 15 MEA 9 CALA 7 North America 14 Europe 50 Asia 16 MEA 13 CALA 7 Geographically Balanced Europe North America North America MEA Europe MEA Alcatel (% of CY05 Revenue) Lucent (% of CY05 Revenue) North America Europe Asia & Pacific Region 14% 13% 15% 34% Alcatel + Lucent (% of CY05 Revenue) CALA 6% MEA 9% 7% CALA CALA 35% 16% 14% 7% 49% 14% 66% 1% 31% Asia & Pacific Region Asia & Pacific Region CALA: Caribbean & Latin America MEA: Middle East & Africa

North America Europe Deep Customer Relationships with Every Major Service Provider Asia, Africa, Middle East & Central/Latin America

Comprehensive R&D portfolio leveraging Bell Labs excellence A leading "end-to-end" communications solutions integrator A leader in major areas defining next generation networks A local partner in every region, yet with global reach Long term strategic partner Compelling Benefits For Our Customers Strong Fit will Assure Continued Benefits and Growth in Customer Relationships

Shared vision of network transformation Deep understanding of customer needs Common culture of technical excellence and innovation Industry leading depth and breadth of talent Geographic, portfolio and customer fit Two Companies - One Common Vision Shared Vision & Uniquely Complementary Fit : Leading Global Communications Solutions Provider

Industry Leading Portfolio

Leader in All Major High Growth Next Generation Areas

Fixed & Mobile Broadband Access	Optics & Microwave	Converged Edge / Core Networks	Integration & Services
■ IPTV ■ DSL, DLC ■ BPON, GPON ■ CDMA ■ GSM/UMTS ■ TD-SCDMA ■ WiMAX	■ SDH/SONET ■ ROADM ■ WDM ■ Ethernet ■ Submarine ■ Microwave	■ NGN/IMS ■ Fixed/Mobile Convergence ■ Next Gen. Services ■ Next Gen. Applications ■ Fixed Narrowband ■ BB Switch / Routing • *MSWAN* • *IP / Ethernet*	■ Payment Solutions ■ Video integration Services ■ Mission Critical Services ■ Multi-Vendor Integration ■ Hosted & Managed ■ Professional, Deployment, Maintenance ■ Enterprise ■ Satellite

#1 or #2 in Most Key Technologies*

** Dell'Oro, Skylight Research, In-Stat, VDC, Dittberner, Synergy, RHK*

All rights reserved © 2006, Alcatel / Lucent

14

Clear leader in 3G CDMA at pre-eminent carriers Ability to leverage commonality of CDMA & UMTS for 3G Growing momentum in UMTS Very strong 2G footprint to migrate to 3G over time Well positioned for 3G in China Driving innovation in Mobile Radio Access Strong IMS and access footprint Strong Position in 3G Mobility

The most experienced supplier in Triple Play / IPTV deployments Involved in 40+ projects including 20+ commercial live networks Unique end-to-end Triple Play solution Ability to leverage end-to-end solutions and service capabilities Broadband access, optics, NGN / IMS, BB switch, integration services Early lead in mobile video solutions and applications Driving Quadruple Play services & fixed mobile convergence Widest ecosystem of partners Strengthening Triple Play Experience Leadership in IPTV & Mobile Video

Increased scale, scope and credibility in services €4 / $5 billion in combined revenues across: Hosted applications & services (leveraging NGN/IMS position) Consulting & professional services - combined tool set Build, maintain & operate Distinctive multi-vendor capability, including end-to-end complex solutions integration & services Extensive Global Services and Support Capabilities End-to-end Communications Solutions Integrator of Choice Backed by Expertise, Breadth, Innovation

Wireline IMS & Multimedia Services Wireless IMS & Multimedia Services Enterprise TDM/IP Agnostic At Home Travelling In the Office Seamless Solutions NGN/IMS - Voice, Video, Data Leading the IMS / Network Transformation SERVICES

Industry-Leading R&D Capabilities & Deep Culture of Innovation Staffing Patents R&D expenses 15,600 ~ 10,000 €1.4 / $1.7 bn 10,500 ~ 15,000 €1.0 / $1.2 bn* CY2005 Combined company intends to form separate, independent U.S. subsidiary for certain contracts with U.S. government agencies Separately managed by a board, to be composed of three independent U.S. citizens acceptable to the U.S. government Combined 26,100 ~ 25,000 €2.4 / $2.9 bn * R&D expenses excludes approximately €203 / $240 million of amortized software development costs reported in gross margin Alcatel Lucent

Achieving Significant Synergies and Enhancing Financial Position

Expected Cost Synergies Approx. €1.4 / $1.7 billion in annual pre-tax cost synergies within 3 years, a substantial majority of which is expected to be achieved in the first 2 years Mutually identified NPV of cost synergies €10 / $12 billion Corporate Functions Information Technology Supply Chain and Procurement Sales and Marketing Services Research & Development

Expected Cost Synergies Cost synergies Cumulative % achieved by year A substantial majority of the cost synergies is expected to be achieved in the first 2 years Clearly identified overlaps Analysis by function, product & geography Analysis of timing and phase-in Will establish integration plans to be executed immediately post closing Year 1 545 Year 2 1088 Year 3 1432 ~ 30% ~ 70% €1.4 / $1.7 bn Tangible and Clearly Identified

Potential Revenue Upside Provides potential for additional revenue upside Sales upside opportunities driven by cross-selling: IP Edge Optics & Microwave NGN / IMS Wireline Access Wireless Access Enterprise Services Complementary Products, Geographies and Customers

Reductions in combined worldwide workforce of approximately 10% Taking a fair and balanced approach Approximately €1.4 / $1.7 billion in new cash restructuring charges Charges to be recorded primarily in year 1 post closing A substantial majority of the restructuring is expected to be completed within 24 months after closing Restructuring

Balance Sheet (12/31/05) Cash* Debt CY 2005 Income Statement Revenue Net Income €5 / $6 €4 / $4 €13 / $16 €1 / $1 Amounts in billions Combined: Long dated maturities with over 60% of combined company's debt maturing in or after 2010 Substantial deferred tax assets Enhanced Financial Position €4 / $4 €5 / $5 €8 / $9 €1 / $1 €9 / $11 €8 / $10 €21 / $25 €2 / $2 Alcatel Lucent Combined** * Represents cash, cash equivalents and marketable securities ** Combined totals may not add due to rounding

Creating First True Global Communications Solutions Provider

Key Take Aways: Enhancing Shareholder Value Strategic Fit Right Time, Right Solutions, Right Companies Compelling Strategic Rationale: Creating First True Global Communications Solutions Provider Deep customer relationships with every major service provider Industry leading R&D platforms Unparalleled ability to offer integrated end-to-end solutions Leader in converged networks Common Vision and Innovation Culture Enable Successful Execution Achieving Significant Synergies and Enhancing Financial Position Approx. €1.4 / $1.7 billion in annual pre-tax cost synergies within 3 years, with a substantial majority expected to be achieved in the first 2 years post closing NPV of cost synergies approximately €10 / $12 billion Combined CY05 revenues of €21 / $25 billion, cash of €9 / $11 billion EPS accretive in the first year post closing with synergies, excluding restructuring charges and amortization of intangible assets

Questions & Answers

Lucent Pension Plans and Retiree Healthcare * Qualified U.S. pension plans, contributions based on current pension funding rules ** Number of retirees and dependents as of September 30, 2005 Pensions Combined over funded status on a GAAP basis as of September 30, 2005 Fair Value of Plan Assets of approximately $34 billion Benefit Obligation of approximately $31 billion Currently do not expect to make contributions through 2007* Believe it is unlikely that any required contributions would have a material impact on liquidity through 2010 Retiree Healthcare** Provide benefits for approximately 182,000 retirees and dependents Seeking legislative change increasing flexibility to use excess pension assets to fund retiree healthcare

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by tele- phone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10. Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction de-scribed herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus de-scribed above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500. Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction de-scribed herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus de-scribed above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is avail-able free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10. Forward-Looking Statement Disclosure